As filed with the Securities and Exchange Commission on May 10, 2002

REGISTRATION NO. 333-95357

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Terayon Communication Systems, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	3661	77-0328533
(State of Incorporation)	(Primary standard industrial Classification code number)	(I.R.S. employer identification number)

2952 BUNKER HILL LANE
SANTA CLARA, CALIFORNIA 95054
(408) 727-4400
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

EDWARD LOPEZ
GENERAL COUNSEL
2952 BUNKER HILL LANE
SANTA CLARA, CALIFORNIA 95054
(408) 727-4400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

     Pursuant to an undertaking made in Item 17 of the Registration Statements as filed with the Commission on January 25, 2000, February 11, 2000, February 29, 2000, June 28, 2000 and July 13, 2000 (Registration No. 333-95357), the Registrant hereby removes from registration 1,282,427 shares (on a post-split basis) of its Common Stock.

2

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on May 10, 2002

/s/ Dr. Zaki Rakib Dr. Zaki Rakib Chief Executive Officer

Signature	Title

/s/ Dr. Zaki Rakib Dr. Zaki Rakib	Chief Executive Officer and Director (Principal Executive Officer)

* Carol Lustenader	Chief Financial Officer (Principal Finance and Accounting Officer)

* Shlomo Rakib	President and Chairman of the Board of Directors

* Alek Krstajic	Director

* Christopher J. Schaepe	Director

* Lewis Solomon	Director

By:	/s/ Dr. Zaki Rakib Dr. Zaki Rakib Attorney-in-fact

3